Exhibit (a)(10) - Joint Press Release issued by Thomson and the Company on June 28, 2000.



The Thomson Corporation                                              [LOGO]
Toronto Dominion Bank Tower, Suite 2706
PO Box 24, Toronto-Dominion Centre
Toronto, Ontario M5K 1A1
Tel (416) 360-8700   Fax (416) 360-8812
www.thomson.com


News Release

FOR THOMSON:                                         FOR PRIMARK:
-----------                                          -----------

Investor Contact:                                    Vicki Van Mater
----------------                                     Director of Corporate
John Kechejian                                       (703) 790-7613
Communications                                       vicki.vanmater@primark.com
Vice President, Investor Relations
(203) 969-8700
john.kechejian@thomson.com

Media Contact:
-------------
Janey Loyd
Vice President, Corporate Communications
(203) 969-8700
janey.loyd@thomson.com


For Immediate Release
--------------------------------------------------------------------------------

                   THOMSON AND PRIMARK RECEIVE U.S. DEPARTMENT
                  OF JUSTICE REQUEST FOR ADDITIONAL INFORMATION
                       ON THOMSON'S ACQUISITION OF PRIMARK

--------------------------------------------------------------------------------

         TORONTO, ONTARIO, and WALTHAM, MA, June 28, 2000 - The Thomson Corporation (TSE:TOC) and Primark Corporation (NYSE/PCX: PMK) announced today that Thomson and Primark have received a request for additional information and documentary material from the Antitrust Division of the Department of Justice following from the DOJ's routine review of the proposed acquisition of Primark by Thomson.

         The waiting period under the Hart-Scott-Rodino Act will expire ten days after Thomson substantially complies with the DOJ's request. Thomson and Primark intend to comply substantially and promptly with the request.

         The Thomson Corporation (www.thomson.com), with 1999 revenues of US$5.8 billion, is a leading, global e-information and solutions company in the business and professional marketplace. The Corporation's common shares are listed on the Toronto and London Stock Exchanges.

                                      # # #